EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 29, 2016 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Jack Henry & Associates, Inc.'s Annual Report on Form 10‑K for the year ended June 30, 2016.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
November 14, 2016